Exhibit 99.1

News Release

For Immediate Release

November 1, 2017

Approach Resources Inc.

Reports Third Quarter 2017 Results

And Bolt-On Acquisition

Fort Worth, Texas, November 1, 2017 – Approach Resources Inc. (NASDAQ: AREX) today reported third quarter 2017 financial and operational results and a bolt-on acquisition.

Third Quarter 2017 Highlights

•	Produced 11.5 MBoe/d, despite negative impact of 500 Boe/d from Hurricane Harvey
•	Strong well results from two new completions, outperforming a 700 MBoe type curve
•	Net loss was $8.5 million or $0.10 per diluted share. Adjusted net loss (non-GAAP) was $6.5 million, or $0.08 per diluted share
•	EBITDAX (non-GAAP) was $13.8 million, a 7% increase over the prior quarter
•	Revenues of $25.6 million, a 3% increase over the prior quarter
•	Unhedged cash margin (non-GAAP) of $13.52 per Boe, up 13% from second quarter

Bolt-On Acquisition

•	Producing Wolfcamp shale assets adjacent to Company’s Project Pangea acreage
•	Current production of approximately 550 Boe/d, 51% oil
•	Estimated PDP reserves 1.8 MBoe, 42% oil
•	Transaction value $18 million, payable in Approach common shares

Adjusted net loss, EBITDAX and unhedged cash margin are non-GAAP measures. See “Supplemental Non-GAAP financial and Other Measures” below for our definitions and reconciliations of adjusted net loss and EBITDAX to net loss and unhedged cash margin to revenues.

Management Comment

Ross Craft, Approach’s Chairman and CEO, commented, “Results for this quarter highlight our relentless focus on operational efficiency, cost controls and capital discipline.  Our infrastructure system provided operational flexibility in the face of Hurricane Harvey and the results of our optimized completions are driving strong well performance.  Due to our continued focus on cash operating expenses and improved realized prices, EBITDAX is up 7% over prior quarter and unhedged cash margin per Boe has increased 13% quarter over quarter and from the prior period last year.”

We also are excited to announce an acquisition of producing properties that are complementary to our existing assets, and are pleased to welcome an experienced, upstream E&P investor like Kayne Anderson as a shareholder.  As operators in the Permian work to consolidate acreage, we believe our large, contiguous

INVESTOR CONTACT Suzanne Ogle Vice President – Investor Relations & Corporate Communications ir@approachresources.com 817.989.9000	APPROACH RESOURCES INC. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 www.approachresources.com acreage position provides the foundation for future growth as we continue to build value through prudent capital spending and one of the lowest operating cost structures in the Permian Basin.”

Third quarter 2017 Results

Production for third quarter 2017 totaled 1,061 Mboe, or 11.5 MBoe/d, made up of 26% oil, 35% NGLs and 39% natural gas.  Average realized commodity prices for third quarter 2017, before the effect of commodity derivatives, were $44.91 per Bbl of oil, $18.96 per Bbl of NGLs and $2.46 per Mcf of natural gas.  Our average realized price, including the effect of commodity derivatives, was $23.65 per Boe for third quarter 2017.

Net loss for third quarter 2017 was $8.5 million, or $0.10 per diluted share, on revenues of $25.6 million.  Excluding the unrealized loss on commodity derivatives of $3.0 million, adjusted net loss (non-GAAP) for third quarter 2017 was $6.5 million, or $0.08 per diluted share.  EBITDAX (non-GAAP) for third quarter 2017 was $13.8 million.  See “Supplemental Non-GAAP Financial and Other Measures” below for our reconciliation of adjusted net loss and EBITDAX to net loss.

Lease operating expenses averaged $4.16 per Boe.  Production and ad valorem taxes averaged $1.71 per Boe, or 7.1% of oil, NGL and gas sales.  Exploration costs were $0.09 per Boe.  Total general and administrative (“G&A”) costs averaged $6.00 per Boe, including cash G&A costs of $4.75 per Boe.  Depletion, depreciation and amortization expense averaged $15.88 per Boe.  Interest expense totaled $5.3 million.

Operations Update

During third quarter 2017, we drilled one horizontal well in the Wolfcamp B bench and completed two horizontal wells: one well in the Wolfcamp B bench and one well in the Wolfcamp C bench.  The two wells completed in third quarter 2017, when normalized to a 7,500 feet lateral, are outperforming a 700 MBoe type curve.  At September 30, 2017, we had nine horizontal wells waiting on completion.

Capital expenditures incurred during third quarter 2017 totaled $7.9 million and included $7.1 million for drilling and completion activities, $0.6 million for infrastructure projects and equipment and $0.2 million for acreage extensions.  Aligning capital expenditures as closely as possible with cash flows, we elected to defer completion of additional wells until first quarter 2018.

Bolt-On Acquisition

The Company has entered into a definitive agreement with Amistad Energy Partners, LLC (“Amistad”) to acquire complementary Wolfcamp shale assets directly adjacent to the Company’s Pangea West project in the Southern Midland Basin, for 7,573,215 shares of Company common stock valued at $18.05 million, based on a 20-day volume weighted average share price, and subject to customary purchase price adjustments.  The transaction is subject to customary closing conditions, and the Company expects the acquisition will close in the fourth quarter of 2017, with an effective date of September 1, 2017.  Amistad is a portfolio company of Kayne Anderson Capital Advisors, L.P., an independent alternative investment management firm with $24.5 billion in assets focused on investing in upstream oil and gas companies, energy infrastructure, specialized real estate, middle market credit and growth private equity.

The transaction includes current net production of approximately 550 Boe/d (51% oil), estimated PDP reserves of approximately 1.8 MMboe (42% oil), approximately 3,200 net acres held by production,

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along with existing field infrastructure and facilities and over 35,000 of additional net undeveloped acres that are subject to near-term expiration if a continuous drilling obligation is not met or extended.

Liquidity Update

At September 30, 2017, we had a $1 billion revolving credit facility in place, with a borrowing base and lender commitment amount of $325 million, and liquidity of $32.7 million.  The Company currently is in the process of completing its semi-annual borrowing base redetermination.  The lead bank under our credit facility has recommended to the other lenders that our borrowing base be maintained at the current level of $325 million. However, there is no assurance that the borrowing base will not be higher or lower than our $325 million borrowing base as of September 30, 2017.  See “Supplemental Non-GAAP Financial and Other Measures” below for our definition and calculation of liquidity.

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Commodity Derivatives Update

We enter into commodity derivatives positions to reduce the risk of commodity price fluctuations.  The table below is a summary of our current derivatives positions.

Commodity and Period	Contract Type	Volume Transacted	Contract Price
Crude Oil
October 2017 – December 2017	Swap	1,000 Bbls/day	$50.20/Bbl
October 2017 – December 2017	Swap	1,500 Bbls/day	$50.25/Bbl
January 2018 – December 2018	Swap	300 Bbls/day	$50.00/Bbl
January 2018 – March 2018	Collar	1,000 Bbls/day	$50.00/Bbl - $55.05/Bbl

Natural Gas
October 2017 – December 2017	Collar	100,000 MMBtu/month	$3.00/MMBtu - $3.65/MMBtu
October 2017 – December 2017	Collar	200,000 MMBtu/month	$2.30/MMBtu - $2.60/MMBtu
October 2017 – December 2017	Collar	200,000 MMBtu/month	$3.00/MMBtu - $3.44/MMBtu
October 2017 – December 2017	Collar	200,000 MMBtu/month	$3.00/MMBtu - $3.50/MMBtu
January 2018 – December 2018	Swap	200,000 MMBtu/month	$3.085/MMBtu
January 2018 – December 2018	Swap	250,000 MMBtu/month	$3.084/MMBtu

NGLs (C2 - Ethane)
October 2017 – December 2017	Swap	1,050 Bbls/day	$11.34/Bbl
NGLs (C3 - Propane)
October 2017 – December 2017	Swap	750 Bbls/day	$27.916/Bbl
October 2017 – March 2018	Swap	450 Bbls/day	$30.24/Bbl
NGLs (IC4 - Isobutane)
October 2017 – December 2017	Swap	75 Bbls/day	$36.7325/Bbl
October 2017 – March 2018	Swap	50 Bbls/day	$36.12/Bbl
NGLs (NC4 - Butane)
October 2017 – December 2017	Swap	250 Bbls/day	$35.9205/Bbl
October 2017 – March 2018	Swap	150 Bbls/day	$35.70/Bbl
NGLs (C5 - Pentane)
November 2017 – December 2017	Swap	250 Bbls/day	$50.61/Bbl

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Conference Call Information and Summary Presentation

The Company will host a conference call on Thursday, November 2, 2017, at 10:00 AM CT (11:00 AM ET) to discuss third quarter 2017 financial and operating results.

Those wishing to listen to the conference call, may do so by visiting the Events and Presentations page under the Investor Relations section of the Company’s website, www.approachresources.com, or by phone:

Conference ID93356938

Participant Toll-Free Dial-In Number: (844) 884-9950

Participant International Dial-In Number:(661) 378-9660

A replay of the call will be available on the Company’s website or by dialing:

Replay Toll-Free(855) 859-2056

Replay International:(404) 537-3406

Conference ID:93356938

In addition, a third quarter 2017 summary presentation will be available on the Company’s website.

About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and natural gas reserves in the Midland Basin of the greater Permian Basin in West Texas.  For more information about the Company, please visit www.approachresources.com.  Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of anticipated financial and operating results.  These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings.  The Company’s SEC filings are available on the

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Company’s website at www.approachresources.com.  Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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UNAUDITED RESULTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues (in thousands):
Oil	$12,464	$12,061	$38,666	$34,304
NGLs	7,093	5,242	19,172	13,963
Gas	6,051	6,446	19,094	15,530
Total oil, NGLs and gas sales	25,608	23,749	76,932	63,797

Realized (loss) gain on commodity derivatives	(523)	781	(1,481)	5,690
Total oil, NGLs and gas sales including derivative impact	$25,085	$24,530	$75,451	$69,487

Production:
Oil (MBbls)	278	298	837	970
NGLs (MBbls)	374	394	1,109	1,149
Gas (MMcf)	2,455	2,556	7,331	7,873
Total (MBoe)	1,061	1,117	3,168	3,431
Total (MBoe/d)	11.5	12.1	11.6	12.5

Average prices:
Oil (per Bbl)	$44.91	$40.53	$46.19	$35.36
NGLs (per Bbl)	18.96	13.32	17.28	12.16
Gas (per Mcf)	2.46	2.52	2.60	1.97
Total (per Boe)	24.14	21.26	24.28	18.59

Realized (loss) gain on commodity derivatives (per Boe)	(0.49)	0.70	(0.47)	1.66
Total including derivative impact (per Boe)	$23.65	$21.96	$23.81	$20.25

Costs and expenses (per Boe):
Lease operating	$4.16	$3.49	$4.05	$4.51
Production and ad valorem taxes	1.71	1.80	2.03	1.61
Exploration	0.09	0.94	1.03	0.94
General and administrative (1)	6.00	5.21	5.95	5.16
Depletion, depreciation and amortization	15.88	17.38	17.15	17.38

(1) Below is a summary of general and administrative expense:
General and administrative - cash component	$4.75	$4.00	$4.84	$3.91
General and administrative - noncash component (share-based compensation)	1.25	1.21	1.11	1.25

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APPROACH RESOURCES INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUES:
Oil, NGLs and gas sales	$25,608	$23,749	$76,932	$63,797

EXPENSES:
Lease operating	4,418	3,894	12,826	15,484
Production and ad valorem taxes	1,816	2,013	6,425	5,532
Exploration	100	1,047	3,251	3,238
General and administrative (1)	6,366	5,825	18,842	17,708
Depletion, depreciation and amortization	16,843	19,422	54,348	59,642
Total expenses	29,543	32,201	95,692	101,604

OPERATING LOSS	(3,935)	(8,452)	(18,760)	(37,807)

OTHER:
Interest expense, net	(5,304)	(7,067)	(15,683)	(20,173)
Gain on debt extinguishment	—	—	5,053	—
Write-off of debt issuance costs	—	—	—	(563)
Realized (loss) gain on commodity derivatives	(523)	781	(1,481)	5,690
Unrealized (loss) gain on commodity derivatives	(3,037)	760	2,596	(8,273)
Other income	29	(10)	32	1,511

LOSS BEFORE INCOME TAX (BENEFIT) PROVISION	(12,770)	(13,988)	(28,243)	(59,615)
INCOME TAX (BENEFIT) PROVISION	(4,258)	(4,915)	129,933	(20,847)

NET LOSS	$(8,512)	$(9,073)	$(158,176)	$(38,768)

LOSS PER SHARE:
Basic	$(0.10)	$(0.22)	$(1.95)	$(0.94)
Diluted	$(0.10)	$(0.22)	$(1.95)	$(0.94)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	86,501,242	41,610,083	81,142,672	41,415,260
Diluted	86,501,242	41,610,083	81,142,672	41,415,260
(1) Includes non-cash share-based compensation expense as follows:	1,330	1,357	3,518	4,281

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Unaudited Consolidated Balance Sheet Data	September 30,	December 31,
(in thousands)	2017	2016
Cash and cash equivalents	$21	$21
Other Current assets	11,982	$12,473.00
Property and equipment, net, successful efforts method	1,080,611	1,092,061
Other non-current assets	2,360	—
Total assets	$1,094,974	$1,104,555

Current liabilities	$29,148	$26,369
Long-term debt (1)	375,210	498,349
Deferred income taxes	135,614	5,615
Other long-term liabilities	11,868	11,270
Stockholders' equity	543,134	562,952
Total liabilities and stockholders’ equity	$1,094,974	$1,104,555

(1) Long-term debt at September 30, 2017, is comprised of $85.2 million in 7% senior notes due 2021 and $292 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $1.1 million and $0.9 million, respectively. Long-term debt at December 31, 2016, is comprised of $230.3 million in 7% senior notes due 2021 and $273 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $3.7 million and $1.3 million, respectively.

Supplemental Non-GAAP Financial and Other Measures

This release contains certain financial measures that are non-GAAP measures.  We have provided reconciliations below of the non-GAAP financial measures to the most directly comparable GAAP financial measures and on the Non-GAAP Financial Information page in the Investor Relations section of our website at www.approachresources.com.

Adjusted Net Loss

This release contains the non-GAAP financial measures adjusted net loss and adjusted net loss per diluted share, which exclude (1) unrealized loss (gain) on commodity derivatives, (2) gain on debt extinguishment, (3) write-off of debt issuance costs, (4) write-off of deferred tax assets and (5) related income tax effect. The amounts included in the calculation of adjusted net loss and adjusted net loss per diluted share below were computed in accordance with GAAP. We believe adjusted net loss and adjusted net loss per diluted share are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. However, these measures are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of adjusted net loss to net loss for the three and nine months ended September 30, 2017 and 2016 (in thousands, except per-share amounts).

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	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(8,512)	$(9,073)	$(158,176)	$(38,768)
Adjustments for certain items:
Unrealized loss (gain) on commodity derivatives	3,037	(760)	(2,596)	8,273
Gain on debt extinguishment	—	—	(5,053)	—
Write-off of debt issuance costs	—	—	—	563
Write-off of deferred tax assets	—	—	139,090	—
Tax effect	(1,063)	266	2,677	(3,093)

Adjusted net loss	$(6,538)	$(9,567)	$(24,058)	$(33,025)
Adjusted net loss per diluted share	$(0.08)	$(0.23)	$(0.30)	$(0.80)

EBITDAX

We define EBITDAX as net loss, plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) unrealized loss (gain) on commodity derivatives, (5) gain on debt extinguishment, (6) write-off of debt issuance costs, (7) interest expense, net, and (8) income tax (benefit) provision. EBITDAX is not a measure of net income or cash flow as determined by GAAP. The amounts included in the calculation of EBITDAX were computed in accordance with GAAP. EBITDAX is presented herein and reconciled to the GAAP measure of net loss because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund development and exploration activities. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of EBITDAX to net loss for the three and nine months ended September 30, 2017 and 2016 (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(8,512)	$(9,073)	$(158,176)	$(38,768)
Exploration	100	1,047	3,251	3,238
Depletion, depreciation and amortization	16,843	19,422	54,348	59,642
Share-based compensation	1,330	1,357	3,518	4,281
Unrealized loss (gain) on commodity derivatives	3,037	(760)	(2,596)	8,273
Gain on debt extinguishment	—	—	(5,053)	—
Write-off of debt issuance costs	—	—	—	563
Interest expense, net	5,304	7,067	15,683	20,173
Income tax (benefit) provision	(4,258)	(4,915)	129,933	(20,847)

EBITDAX	$13,844	$14,145	$40,908	$36,555

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Unhedged Cash Margin and Cash Operating Expenses

We define unhedged cash margin as revenue, less cash operating expenses. We define cash operating expenses as operating expenses, excluding (1) exploration expense, (2) depletion, depreciation and amortization expense, and (3) share-based compensation expense. Unhedged cash margin and cash operating expenses are not measures of operating income or cash flows as determined by GAAP.  The amounts included in the calculations of unhedged cash margin and cash operating expenses were computed in accordance with GAAP.  Unhedged cash margin and cash operating expenses are presented herein and reconciled to the GAAP measures of revenue and operating expenses.  We use unhedged cash margin and cash operating expenses as an indicator of the Company’s profitability and ability to manage its operating income and cash flows. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of unhedged cash margin and cash operating expenses to revenues and operating expenses for the three and nine months ended September 30, 2017 and 2016 (in thousands, except per-Boe amounts).

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues	$25,608	$23,749	$76,932	$63,797
Production (Mboe)	1,061	1,117	3,168	3,431
Average realized price (per Boe)	$24.14	$21.26	$24.28	$18.59

Operating expenses	$29,543	$32,201	$95,692	$101,604
Exploration	(100)	(1,047)	(3,251)	(3,238)
Depletion, depreciation and amortization	(16,843)	(19,422)	(54,348)	(59,642)
Share-based compensation	(1,330)	(1,357)	(3,518)	(4,281)
Cash operating expenses	$11,270	$10,375	$34,575	$34,443
Cash operating expenses per Boe	$10.62	$9.29	$10.92	$10.03

Unhedged cash margin	$14,338	$13,374	$42,357	$29,354
Unhedged cash margin per Boe	$13.52	$11.97	$13.36	$8.56

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Liquidity

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents.  We use liquidity as an indicator of the Company’s ability to fund development and exploration activities.  However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company’s financial statements and may further be subject to covenants in a company’s loan agreements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below summarizes our liquidity at September 30, 2017 (in thousands).

Liquidity at September 30,
2017
Borrowing base	$325,000
Cash and cash equivalents	21
Long-term debt – Credit Facility	(292,000)
Undrawn letters of credit	(325)
Liquidity	$32,696

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